Exhibit 99.1

NEWS RELEASE	Marsh McLennan 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.marshmclennan.com

MARSH McLENNAN REPORTS SECOND QUARTER 2024 RESULTS
GAAP Revenue Increases 6%; Underlying Revenue Rises 6%
Growth in GAAP Operating Income of 13% and Adjusted Operating Income of 11%
Second Quarter GAAP EPS Rises 10% to $2.27 and Adjusted EPS Increases 10% to $2.41
Six Months GAAP EPS Rises 12% to $5.08 and Adjusted EPS Increases 12% to $5.30

NEW YORK, July 18, 2024 – Marsh McLennan (NYSE: MMC), the world’s leading professional services firm in the areas of risk, strategy and people, today reported financial results for the second quarter ended June 30, 2024.
John Doyle, President and CEO, said: "We generated strong results in the second quarter with 6% underlying revenue growth, 10% adjusted EPS growth, and 130 basis points of margin expansion."
"We continued to invest in our talent and capabilities to deliver for clients. We also deployed capital into high quality acquisitions and recently announced a 15% increase in our dividend. Our first half results leave us well positioned for another great year in 2024."
Consolidated Results
Consolidated revenue in the second quarter of 2024 was $6.2 billion, an increase of 6% compared with the second quarter of 2023. On an underlying basis, revenue increased 6%. Operating income rose 13% to $1.6 billion. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 11% to $1.7 billion. Net income attributable to the Company was $1.1 billion. Earnings per share increased 10% to $2.27. Adjusted earnings per share increased 10% to $2.41.

For the six months ended June 30, 2024, consolidated revenue was $12.7 billion, an increase of 8% on both a GAAP and underlying basis compared to the prior period. Operating income was $3.6 billion, an increase of 12% from the prior year period. Adjusted operating income rose 11% to $3.7 billion. Net income attributable to the Company was $2.5 billion, or $5.08 per diluted share, compared with $4.55 in the first six months of 2023. Adjusted earnings per share increased 12% to $5.30.
Risk & Insurance Services
Risk & Insurance Services revenue was $4.0 billion in the second quarter of 2024, an increase of 8%, or 7% on an underlying basis. Operating income increased 12% to $1.3 billion, while adjusted operating income increased 12% to $1.3 billion. For the six months ended June 30, 2024, revenue was $8.3 billion, an increase of 9%, or 8% on an underlying basis. Operating income rose 12% to $2.9 billion, and adjusted operating income increased 12% to $2.9 billion.
Marsh's revenue in the second quarter of 2024 was $3.3 billion, an increase of 8%, or 7% on an underlying basis. In U.S./Canada, underlying revenue rose 6%. International operations produced underlying revenue growth of 7%, reflecting 8% growth in Latin America, 7% growth in EMEA, and 7% growth in Asia Pacific. For the six months ended June 30, 2024, Marsh’s underlying revenue growth was 7%.
Guy Carpenter's revenue in the second quarter was $632 million, an increase of 10%, or 11% on an underlying basis. For the six months ended June 30, 2024, Guy Carpenter’s underlying revenue growth was 9%.
Consulting
Consulting revenue was $2.2 billion in the second quarter of 2024, an increase of 2%, or 4% on an underlying basis. Operating income increased 5% to $410 million, while adjusted operating income increased 6% to $426 million. For the first six months ended June 30, 2024, revenue was $4.4 billion, an increase of 5%, or 6% on an underlying basis. Operating income rose 5% to $842 million, and adjusted operating income increased 7% to $870 million.
Mercer's revenue in the second quarter was $1.4 billion, flat on a GAAP basis, or an increase of 5% on an underlying basis. Health revenue of $547 million increased 9% on an underlying basis. Wealth revenue of $612 million increased 3% on an underlying basis. Career revenue of $220 million increased 2% on an underlying basis. For the six months ended June 30, 2024, Mercer’s revenue was $2.8 billion, an increase of 6% on an underlying basis.
Oliver Wyman’s revenue in the second quarter of 2024 was $837 million, an increase of 3% on an underlying basis. For the six months ended June 30, 2024, Oliver Wyman’s revenue was $1.6 billion, an increase of 8% on an underlying basis.

Other Items
The Company repurchased 1.5 million shares of stock for $300 million in the second quarter of 2024. Through six months ended June 30, 2024, the Company has repurchased 3.0 million shares of stock for $600 million.
In the second quarter of 2024, the Company repaid $600 million of senior notes that matured.
Last week, the Board of Directors increased the quarterly dividend 15% to $0.815 per share, with the third quarter dividend payable on August 15, 2024.
In June, Marsh McLennan Agency (MMA) completed the acquisition of Fisher Brown Bottrell Insurance, Inc., one of the largest bank-affiliated insurance agencies in the U.S.
Conference Call
A conference call to discuss second quarter 2024 results will be held today at 8:30 a.m. Eastern time. The live audio webcast may be accessed at marshmclennan.com. A replay of the webcast will be available approximately two hours after the event. The webcast is listen-only. Those interested in participating in the question-and-answer session may register here to receive the dial-in numbers and unique PIN to access the call.
About Marsh McLennan
Marsh McLennan (NYSE: MMC) is a global leader in risk, strategy and people, advising clients in 130 countries across four businesses: Marsh, Guy Carpenter, Mercer and Oliver Wyman. With annual revenue of $23 billion and more than 85,000 colleagues, Marsh McLennan helps build the confidence to thrive through the power of perspective. For more information, visit marshmclennan.com, or follow us on LinkedIn and X.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would".
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:
•the impact of geopolitical or macroeconomic conditions on us, our clients and the countries and industries in which we operate, including from multiple major wars, escalating conflict throughout the Middle East and rising tension in the South China Sea, slower GDP growth or recession, lower interest rates, capital markets volatility, inflation and changes in insurance premium rates;
•the impact from lawsuits or investigations arising from errors and omissions, breaches of fiduciary duty or other claims against us in our capacity as a broker or investment advisor, including claims related to our investment business’ ability to execute timely trades;
•the increasing prevalence of ransomware, supply chain and other forms of cyber attacks, and their potential to disrupt our operations, or the operations of our third party vendors, and result in the disclosure of confidential client or company information;
•the financial and operational impact of complying with laws and regulations, including domestic and international sanctions regimes, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti Bribery Act and cybersecurity, data privacy and artificial intelligence regulations;
•our ability to attract, retain and develop industry leading talent;
•our ability to compete effectively and adapt to competitive pressures in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence;
•our ability to manage potential conflicts of interest, including where our services to a client conflict, or are perceived to conflict, with the interests of another client or our own interests;
•the impact of changes in tax laws, guidance and interpretations, such as the implementation of the Organization for Economic Cooperation and Development international tax framework, or the increasing number of challenges from tax authorities in the current global tax environment; and
•the regulatory, contractual and reputational risks that arise based on insurance placement activities and insurer revenue streams.
The factors identified above are not exhaustive. Marsh McLennan and its subsidiaries (collectively, the "Company") operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning the Company, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$6,221	$5,876	$12,694	$11,800
Expense:
Compensation and benefits	3,454	3,337	6,924	6,544
Other operating expenses	1,125	1,082	2,203	2,073
Operating expenses	4,579	4,419	9,127	8,617
Operating income	1,642	1,457	3,567	3,183
Other net benefit credits	66	60	133	118
Interest income	12	10	49	24
Interest expense	(156)	(146)	(315)	(282)
Investment income	1	3	2	5
Income before income taxes	1,565	1,384	3,436	3,048
Income tax expense	425	337	872	749
Net income before non-controlling interests	1,140	1,047	2,564	2,299
Less: Net income attributable to non-controlling interests	15	12	39	29
Net income attributable to the Company	$1,125	$1,035	$2,525	$2,270
Net income per share attributable to the Company:
- Basic	$2.28	$2.09	$5.13	$4.59
- Diluted	$2.27	$2.07	$5.08	$4.55
Average number of shares outstanding:
- Basic	492	495	492	495
- Diluted	496	499	497	499
Shares outstanding at June 30	492	494	492	494

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended June 30
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2024	2023
Risk and Insurance Services
Marsh	$3,265	$3,038	8%	(1)%	2%	7%
Guy Carpenter	632	576	10%	(1)%	—	11%
Subtotal	3,897	3,614	8%	(1)%	2%	7%
Fiduciary interest income	125	108
Total Risk and Insurance Services	4,022	3,722	8%	(1)%	2%	7%
Consulting
Mercer	1,379	1,374	—	(1)%	(3)%	5%
Oliver Wyman Group	837	798	5%	—	2%	3%
Total Consulting	2,216	2,172	2%	(1)%	(1)%	4%
Corporate Eliminations	(17)	(18)
Total Revenue	$6,221	$5,876	6%	(1)%	1%	6%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2024	2023
Marsh:
EMEA	$912	$858	6%	—	—	7%
Asia Pacific	391	357	9%	(4)%	6%	7%
Latin America	137	137	1%	(10)%	3%	8%
Total International	1,440	1,352	7%	(2)%	2%	7%
U.S./Canada	1,825	1,686	8%	—	2%	6%
Total Marsh	$3,265	$3,038	8%	(1)%	2%	7%
Mercer:
Wealth	$612	$637	(4)%	(1)%	(6)%	3%
Health	547	518	6%	(1)%	(2)%	9%
Career	220	219	1%	(3)%	1%	2%
Total Mercer	$1,379	$1,374	—	(1)%	(3)%	5%

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Six Months Ended June 30
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2024	2023
Risk and Insurance Services
Marsh	$6,268	$5,782	8%	(1)%	2%	7%
Guy Carpenter	1,780	1,647	8%	—	(1)%	9%
Subtotal	8,048	7,429	8%	(1)%	1%	8%
Fiduciary interest income	247	199
Total Risk and Insurance Services	8,295	7,628	9%	(1)%	1%	8%
Consulting
Mercer (a)	2,804	2,718	3%	(1)%	(1)%	6%
Oliver Wyman Group	1,626	1,485	9%	—	2%	8%
Total Consulting	4,430	4,203	5%	(1)%	—	6%
Corporate Eliminations	(31)	(31)
Total Revenue	$12,694	$11,800	8%	(1)%	1%	8%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2024	2023
Marsh:
EMEA	$1,937	$1,790	8%	—	—	8%
Asia Pacific	727	669	9%	(4)%	6%	7%
Latin America	262	252	4%	(7)%	3%	8%
Total International	2,926	2,711	8%	(1)%	2%	8%
U.S./Canada	3,342	3,071	9%	—	2%	7%
Total Marsh	$6,268	$5,782	8%	(1)%	2%	7%
Mercer:
Wealth (a)	$1,284	$1,218	5%	—	2%	4%
Health (a)	1,085	1,063	2%	(1)%	(6)%	10%
Career	435	437	—	(2)%	—	2%
Total Mercer	$2,804	$2,718	3%	(1)%	(1)%	6%

(a)Acquisitions, dispositions and other in 2024 includes a net gain of $21 million from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a $66 million gain in Wealth, offset by a $45 million loss in Health.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended June 30
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with "GAAP" or "reported" results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income (loss), on a consolidated and reportable segment basis, for the three and six months ended June 30, 2024 and 2023. The following tables also present adjusted operating margin. For the three and six months ended June 30, 2024 and 2023, adjusted operating margin is calculated by dividing the sum of adjusted operating income and identified intangible asset amortization by consolidated or segment adjusted revenue. The Company's adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company's GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended June 30, 2024
Operating income (loss)	$1,297	$410	$(65)	$1,642
Operating margin	32.2%	18.5%	N/A	26.4%
Add (deduct) impact of noteworthy items:
Restructuring (a)	29	5	10	44
Changes in fair value of contingent consideration	7	2	—	9
Acquisition related costs (b)	11	9	—	20
Operating income adjustments	47	16	10	73
Adjusted operating income (loss)	$1,344	$426	$(55)	$1,715
Total identified intangible amortization expense	$77	$12	$—	$89
Adjusted operating margin	35.3%	19.8%	N/A	29.0%

Three Months Ended June 30, 2023
Operating income (loss)	$1,157	$388	$(88)	$1,457
Operating margin	31.1%	17.9%	N/A	24.8%
Add (deduct) impact of noteworthy items:
Restructuring (a)	31	7	27	65
Changes in fair value of contingent consideration	10	—	—	10
Acquisition related costs (b)	—	10	—	10
Disposal of businesses	—	(2)	—	(2)
Operating income adjustments	41	15	27	83
Adjusted operating income (loss)	$1,198	$403	$(61)	$1,540
Total identified intangible amortization expense	$73	$14	$—	$87
Adjusted operating margin	34.2%	19.2%	N/A	27.7%

(a)Costs primarily include severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Primarily reflects one-time acquisition related costs.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Six Months Ended June 30
(Millions) (Unaudited)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Six Months Ended June 30, 2024
Operating income (loss)	$2,862	$842	$(137)	$3,567
Operating margin	34.5%	19.0%	N/A	28.1%
Add (deduct) impact of noteworthy items:
Restructuring (a)	51	16	19	86
Changes in contingent consideration	12	3	—	15
Acquisition and disposition related costs (b)	12	30	—	42
Disposal of businesses (c)	—	(21)	—	(21)
Operating income adjustments	75	28	19	122
Adjusted operating income (loss)	$2,937	$870	$(118)	$3,689
Total identified intangible amortization expense	$156	$23	$—	$179
Adjusted operating margin	37.3%	20.3%	N/A	30.5%

Six Months Ended June 30, 2023
Operating income (loss)	$2,552	$799	$(168)	$3,183
Operating margin	33.5%	19.0%	N/A	27.0%
Add (deduct) impact of noteworthy items:
Restructuring (a)	63	16	39	118
Changes in contingent consideration	16	1	—	17
Acquisition related costs (b)	—	27	—	27
Disposal of businesses (c)	—	17	—	17
JLT legacy legal charges (d)	—	(51)	—	(51)
Operating income adjustments	79	10	39	128
Adjusted operating income (loss)	$2,631	$809	$(129)	$3,311
Total identified intangible amortization expense	$147	$25	$—	$172
Adjusted operating margin	36.4%	19.8%	N/A	29.5%

(a)Costs primarily include severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Primarily reflects exit costs for the disposition of the Mercer U.K. pension administration and U.S. health and benefits administration businesses and one-time acquisition related costs. 2023 includes integration costs related to the Westpac superannuation fund transaction.
(c)Net gain on sale of the Mercer U.K. pension administration and U.S. health and benefits administration businesses. In 2023, the amount reflects a loss on sale of a small individual financial advisory business in Canada. These amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.
(d)Insurance and indemnity recoveries for a legacy JLT E&O matter relating to suitability of advice provided to individuals for defined benefit pension transfers in the U.K.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Six Months Ended June 30
(In millions, except per share data)
(Unaudited)
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and six months ended June 30, 2024 and 2023.

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$1,140			$1,047
Less: Non-controlling interest, net of tax		15			12
Subtotal		$1,125	$2.27		$1,035	$2.07
Operating income adjustments	$73			$83
Investments adjustment	(1)			(1)
Pension settlement	1			—
Income tax effect of adjustments (a)	(4)			(17)
		69	0.14		65	0.13
Adjusted income, net of tax		$1,194	$2.41		$1,100	$2.20

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$2,564			$2,299
Less: Non-controlling interest, net of tax		39			29
Subtotal		$2,525	$5.08		$2,270	$4.55
Operating income adjustments	$122			$128
Investments adjustment	(2)			1
Pension settlement adjustment	2			—
Income tax effect of adjustments (a)	(15)			(33)
		107	0.22		96	0.19
Adjusted income, net of tax		$2,632	$5.30		$2,366	$4.74

(a)For items with an income tax impact, the tax effect was calculated using an effective tax rate based on the tax jurisdiction for each item.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Six Months Ended June 30
(Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Consolidated
Compensation and benefits	$3,454	$3,337	$6,924	$6,544
Other operating expenses	1,125	1,082	2,203	2,073
Total expenses	$4,579	$4,419	$9,127	$8,617

Depreciation and amortization expense	$87	$91	$186	$175
Identified intangible amortization expense	89	87	179	172
Total	$176	$178	$365	$347

Risk and Insurance Services
Compensation and benefits (a)	$2,108	$1,965	$4,226	$3,896
Other operating expenses (a)	617	600	1,207	1,180
Total expenses	$2,725	$2,565	$5,433	$5,076

Depreciation and amortization expense	$46	$49	$92	$86
Identified intangible amortization expense	77	73	156	147
Total	$123	$122	$248	$233

Consulting
Compensation and benefits (a)	$1,314	$1,336	$2,628	$2,571
Other operating expenses (a)	492	448	960	833
Total expenses	$1,806	$1,784	$3,588	$3,404

Depreciation and amortization expense	$26	$27	$63	$48
Identified intangible amortization expense	12	14	23	25
Total	$38	$41	$86	$73
(a)The Company reclassified certain prior period amounts between Compensation and benefits and Other operating expenses for each reporting segment for comparability purposes. The reclassification had no impact on consolidated or reporting segment total expenses.

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,653	$3,358
Cash and cash equivalents held in a fiduciary capacity	11,497	10,794
Net receivables	7,739	6,418
Other current assets	1,133	1,178
Total current assets	22,022	21,748

Goodwill and intangible assets	20,154	19,861
Fixed assets, net	879	882
Pension related assets	2,187	2,051
Right of use assets	1,468	1,541
Deferred tax assets	285	357
Other assets	1,596	1,590
TOTAL ASSETS	$48,591	$48,030

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,267	$1,619
Accounts payable and accrued liabilities	3,205	3,403
Accrued compensation and employee benefits	2,086	3,346
Current lease liabilities	304	312
Accrued income taxes	505	321
Fiduciary liabilities	11,497	10,794
Total current liabilities	18,864	19,795

Long-term debt	12,278	11,844
Pension, post-retirement and post-employment benefits	715	779
Long-term lease liabilities	1,586	1,661
Liabilities for errors and omissions	322	314
Other liabilities	1,261	1,267

Total equity	13,565	12,370
TOTAL LIABILITIES AND EQUITY	$48,591	$48,030

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	Six Months Ended June 30,
	2024	2023
Operating cash flows:
Net income before non-controlling interests	$2,564	$2,299
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	365	347
Non-cash lease expense	132	143
Share-based compensation expense	193	191
Net gain on investments, disposition of assets and other	(97)	(9)

Changes in assets and liabilities:
Accrued compensation and employee benefits	(1,226)	(1,101)
Provision for taxes, net of payments and refunds	214	245
Net receivables	(1,287)	(1,029)
Other changes to assets and liabilities	(92)	(98)
Contributions to pension and other benefit plans in excess of current year credit	(182)	(164)
Operating lease liabilities	(150)	(159)
Net cash provided by operations	434	665
Financing cash flows:
Purchase of treasury shares	(600)	(600)
Borrowings from term-loan and credit facilities	—	200
Net proceeds from issuance of commercial paper	749	308
Proceeds from issuance of debt	988	589
Repayments of debt	(1,609)	(8)
Net issuance of common stock from treasury shares	(6)	(21)
Net distributions of non-controlling interests and deferred/contingent consideration	(101)	(332)
Dividends paid	(706)	(591)
Change in fiduciary liabilities	901	682
Net cash (used for) provided by financing activities	(384)	227
Investing cash flows:
Capital expenditures	(167)	(185)
Purchases of long term investments and other	(13)	(23)
Sales of long term investments	14	16
Dispositions	27	(17)
Acquisitions, net of cash and cash held in a fiduciary capacity acquired	(644)	(292)
Net cash used for investing activities	(783)	(501)
Effect of exchange rate changes on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(269)	242
(Decrease)/increase in cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(1,002)	633
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at beginning of period	14,152	12,102
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at end of period	$13,150	$12,735

Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity to the Consolidated Balance Sheets
Balance at June 30,	2024	2023
(In millions)
Cash and cash equivalents	$1,653	$1,171
Cash and cash equivalents held in a fiduciary capacity	11,497	11,564
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$13,150	$12,735

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended June 30
(Millions) (Unaudited)
Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.
The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2024				2023
Three Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh	$3,265	$33	$(64)	$3,234	$3,038	$(1)	$3,037
Guy Carpenter	632	6	—	638	576	—	576
Subtotal	3,897	39	(64)	3,872	3,614	(1)	3,613
Fiduciary interest income	125	1	—	126	108	—	108
Total Risk and Insurance Services	4,022	40	(64)	3,998	3,722	(1)	3,721
Consulting
Mercer	1,379	17	(26)	1,370	1,374	(68)	1,306
Oliver Wyman Group	837	3	(19)	821	798	—	798
Total Consulting	2,216	20	(45)	2,191	2,172	(68)	2,104
Corporate Eliminations	(17)	—	—	(17)	(18)	—	(18)
Total Revenue	$6,221	$60	$(109)	$6,172	$5,876	$(69)	$5,807
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2024				2023
Three Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA	$912	$5	$(1)	$916	$858	$(1)	$857
Asia Pacific	391	12	(20)	383	357	—	357
Latin America	137	14	(4)	147	137	—	137
Total International	1,440	31	(25)	1,446	1,352	(1)	1,351
U.S./Canada	1,825	2	(39)	1,788	1,686	—	1,686
Total Marsh	$3,265	$33	$(64)	$3,234	$3,038	$(1)	$3,037
Mercer:
Wealth	$612	$4	$(12)	$604	$637	$(49)	$588
Health	547	7	(10)	544	518	(19)	499
Career	220	6	(4)	222	219	—	219
Total Mercer	$1,379	$17	$(26)	$1,370	$1,374	$(68)	$1,306

Note: Amounts in the tables above are rounded to whole numbers.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Six Months Ended June 30
(Millions) (Unaudited)

The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2024				2023
Six Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh	$6,268	$39	$(103)	$6,204	$5,782	$(1)	$5,781
Guy Carpenter	1,780	4	(3)	1,781	1,647	(12)	1,635
Subtotal	8,048	43	(106)	7,985	7,429	(13)	7,416
Fiduciary interest income	247	1	(1)	247	199	—	199
Total Risk and Insurance Services	8,295	44	(107)	8,232	7,628	(13)	7,615
Consulting
Mercer (a)	2,804	25	(54)	2,775	2,718	(92)	2,626
Oliver Wyman Group	1,626	(1)	(29)	1,596	1,485	(1)	1,484
Total Consulting	4,430	24	(83)	4,371	4,203	(93)	4,110
Corporate Eliminations	(31)	—	—	(31)	(31)	—	(31)
Total Revenue	$12,694	$68	$(190)	$12,572	$11,800	$(106)	$11,694
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2024				2023
Six Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA	$1,937	$(5)	$(2)	$1,930	$1,790	$(1)	$1,789
Asia Pacific	727	25	(39)	713	669	—	669
Latin America	262	17	(8)	271	252	—	252
Total International	2,926	37	(49)	2,914	2,711	(1)	2,710
U.S./Canada	3,342	2	(54)	3,290	3,071	—	3,071
Total Marsh	$6,268	$39	$(103)	$6,204	$5,782	$(1)	$5,781
Mercer:
Wealth (a)	$1,284	$6	$(74)	$1,216	$1,218	$(48)	$1,170
Health (a)	1,085	9	22	1,116	1,063	(44)	1,019
Career	435	10	(2)	443	437	—	437
Total Mercer	$2,804	$25	$(54)	$2,775	$2,718	$(92)	$2,626

(a)Acquisitions, dispositions and other in 2024 includes a net gain of $21 million from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a $66 million gain in Wealth, offset by a $45 million loss in Health.

Note: Amounts in the tables above are rounded to whole numbers.